UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2004

Liberate Technologies

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Campus Drive, Suite 250, San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 645-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On October 20, 2004, a Stipulation and Agreement of Settlement (the “Settlement”) was filed with the U.S. District Court for the Northern District of California in connection with the matter “In re Liberate Technologies Securities Litigation,” Master File No. C-02-5017 MJJ (the “Class Action”).  The Class Action arose based on announcements by Liberate Technologies in October and November 2002 that it would restate its financial results for fiscal 2002.

The parties to the Settlement are: (i) the lead plaintiff in the Class Action, on behalf of himself and each of the class members; and (ii) defendants Liberate Technologies, Mitchell E. Kertzman, Nancy J. Hilker and Coleman Sisson.

Under the terms of the Settlement, Liberate agreed to pay $13.8 million in settlement of the claims specified in the Class Action, and the lead plaintiff and each class member have released Liberate and the other specified defendants from those claims.  Liberate previously disclosed the amount of the settlement payment in its report on Form 10-Q for the quarter ended August 31, 2004.

The Settlement shall in no way be construed or deemed to be evidence of or an admission or concession on the part of Liberate or the other specified defendants with respect to any claim or any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the defendants have asserted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: October 25, 2004	By:	/s/ Gregory S. Wood
	Name:	Gregory S. Wood
	Title:	Executive Vice President and Chief Financial Officer